Form 8-K
U.S. Securities and
Exchange Commission
  Washington, D.C. 20549


Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act
of 1934



TELESOFT CORP.
(Exact name of small business issuer as
specified in its charter)


        Arizona                                        86-0431009
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)



3216 North Third Street, Phoenix, Arizona  85012
 (Address of principal executive offices)


(602) 265-6311
(Issuer's telephone number, including area code)



(Former name, former address and former fiscal year, if changed since last report)





Item 4.    Changes in Registrant's Certifying Accountants.

On October 16, 1997, Coopers & Lybrand, L.L.P informed the Registrant that they resigned as the Registrant's independent certified public accountants.

Coopers & Lybrand, L.L.P.'s reports on the Registrant's financial statements for the year ended November 30, 1996, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or principles. There were no disagreements with Coopers & Lybrand, L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure through Coopers & Lybrand, L.L.P.'s issuance of their report in connection with their audit of the Registrant's financial statements for the year ended November 30, 1996 and through the interim period ending May 31, 1997.

Coopers & Lybrand, L.L.P. (former accountant) disagreed with the Registrant regarding the following two issues during the quarterly review of the Registrant's financial statements for the three month period ended August 31, 1997:

Goodwill GoodNet: the former accountant informed the Registrant that in order to evaluate the recoverability of goodwill associated with GoodNet, the Registrant would need to prepare a detailed forecast of GoodNet's projected income and cash flows. Based on the results of this forecast the Company must evaluate whether the asset is expected to be recovered through GoodNet's earnings based on guidance of SFAS 121 "Impairment of Long Lived Assets". If the projected earnings are not sufficient to recover the goodwill, the Registrant is required to consider whether the asset is impaired as defined by SFAS 121. If the Registrant determines that the asset is impaired, it is required to reduce the goodwill to its net realizable value. The former accountant does not believe that the Registrant has completed such an analysis, and therefore should consider a write down of a portion of its intangible assets related to GoodNet. It is the opinion of the Registrant's management, based upon its internal projections, that the Registrant will be able to recover the goodwill associated with GoodNet. Management believes that a majority of the goodwill associated with GoodNet was derived from its dialup business, which is a profitable line of business. The Registrant will re-evaluate the potential impairment of goodwill at the end of the Registrant's fiscal year on November 30, 1997.

Deferred Tax Asset: The former accountant informed the Registrant that deferred tax assets must be evaluated for recoverability in accordance with the provisions of SFAS 109 "Accounting for Income Taxes". In the opinion of the former accountant, the Registrant has sold 25% of the its interest in GoodNet, and therefore the Company is unable, from the date of sale, to include GoodNet in the consolidated tax return of the Registrant. The former accountant believes that since GoodNet has no proven prior taxable income and that there is no assurance of sufficient amount of future income, a $653,000 deferred tax asset relating to GoodNet should be reserved for at the end of the quarter ended August 31, 1997. It is the opinion of the Registrant's management that the Registrant will utilize the deferred tax asset either through future earnings or by securing additional interest in GoodNet in order to include them in the consolidated tax return of the Registrant. The Registrant will re-evaluate the necessity for an allowance against its deferred tax asset at the end of its fiscal year on November 30, 1997.

This report contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

The Registrant has not yet selected a new independent certified public accountant.

Item 7.    Exhibits

	16 	Letter from Coopers and Lybrand, L.L.P regarding change in certifying independent accountants

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Telesoft Corp.



                                 		 /s/ Thierry E. Zerbib
Date:  October 30, 1997		              	Thierry E. Zerbib
			                                     Vice President/Secretary


Exhibit 16 Letter from Coopers & Lybrand, L.L.P. regarding change in certifying independent accountants


Coopers & Lybrand, L.L.P.
2901 North Central Avenue
Suite 1000
Phoenix,  Arizona  85012-2755


October 28, 1997


Securities and Exchange Commission
450 South Fifth Street, N.W.
Washington, D.C.

Gentlemen:


We have read the statements made by Telesoft Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K report for the month of October, 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours

/s/ Coopers & Lybrand, L.L.P.


BJT/jal
Attachment